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                                     CRESTAR BANK

                                 CUSTODIAN AGREEMENT


    THIS AGREEMENT dated August 1, 1994 between The Arbor Fund (the "Trust"), a registered open-end series investment company under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the Commonwealth of Massachusetts, and CRESTAR BANK (the "Custodian"), a banking institution organized under the laws of the State of Virginia, provides as follows:

    WHEREAS, the Fund desires to appoint Crestar Bank as custodian of the securities and cash of the U.S. Government Securities Money Fund, a portfolio of the Trust, (the "Fund") and Crestar Bank is willing to act in such capacity upon the terms and conditions set forth below; and

    WHEREAS, Crestar Bank, in its capacity as custodian, will also collect and apply the dividends and interest on the Securities in the manner and to the extent set forth below; and

    WHEREAS, pursuant to a separate agreement between the Trust and Crestar Bank (the "Transfer Agent Agreement"), Crestar Bank will perform the duties of Transfer Agent of the Fund;

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

    SECTION 1. The terms, as defined in this Section, whenever used in this Agreement or in any amendment or supplement hereto, including the companion

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Transfer Agent Agreement, shall have the meanings specified below, insofar as the context will allow.

    (a) The Trust: The term Trust shall mean The Arbor Fund, a Massachusetts Business Trust which issues shares of its common stock in multiple series.

    (b) The Fund: The term Fund shall mean the series of the Trust listed on Schedule A, each of which is managed as a separate portfolio.

    (c) Custodian: The term Custodian shall mean Crestar Bank, in its capacity as custodian under this Agreement.

    (d) Securities: The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Fund.

    (e) Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares of the Fund.

    (f) Shares: The term Shares shall mean the issued and outstanding shares of common stock of the Fund.

    (g) Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board of Trustees of the Trust to give Oral Instructions on behalf of the Trust and the Fund.


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    (h)  Written Instructions:  The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in original writing containing original signatures, or a copy of such document transmitted by telecopy, including transmission of such signature, or other mechanical or documentary means, at the request of a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board of Trustees of the Trust to give Written Instructions on behalf of the Trust and the Fund.

    (i) Securities Depository: The term Securities Depository shall mean a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

    (j) Book-Entry Securities: The term Book-Entry Securities shall mean securities issued by the Treasury of the United States of America and federal agencies of the United States of America that are maintained in the book-entry system as provided in Subpart O of Treasury Circular No. 300, C.F.R. 306, Subpart B of 31 C.F.R. 350 and the book-entry regulations of federal agencies substantially in the form of Subpart O, or in such successor regulations as may be adopted from time to time.

    (k) Fund's Manager: Fund's Manager shall have the meanings provided in the Transfer Agency Agreement.


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    (l)  Book-Entry Account:  The term Book-Entry Account shall mean an account maintained by a Federal Reserve Bank in accordance with the previously described Circular and regulations.

    SECTION 2. The Trust shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Trust's Board of Trustees authorizing execution of Written Instructions and the number of signatories required and setting forth authentic signatures of all signatories authorized to sign on behalf of the Trust or any Fund thereof. Such resolution shall constitute conclusive evidence of the authority of all signatories designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance thereon, until the Custodian receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give Written Instructions.

    The Trust shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Trust's Board of Trustees authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions on behalf of the Trust or any Fund thereof. Such resolution shall constitute conclusive evidence of the authority of the person or persons designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance thereon, until the Custodian actually receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give Oral Instructions. If the officer certifying the resolution is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Fund.


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    SECTION 3.  For all purposes under this Agreement, the Custodian is authorized to act upon receipt of the first of any Written or Oral Instructions it receives. If the first instruction is an Oral Instruction, the Fund shall be responsible for delivering, or having delivered to the Custodian, a confirmatory Written Instruction; and in cases where the Custodian receives an Instruction, whether Written or Oral, with respect to a portfolio transaction, the Fund shall cause the broker or dealer to send a written confirmation of the transaction to the Custodian. The Custodian shall be entitled to rely on the first Instruction received and, for any act or omission undertaken in compliance therewith, shall be free of liability and fully indemnified and held harmless by the Fund. The sole obligation of the Custodian with respect to any confirmatory Written Instruction or broker or dealer written confirmation shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and to the extent such action requires the Custodian to act, the Fund shall give the Custodian specific Written Instructions as to the action required.

    The Trust may establish one or more new Funds from time to time and shall give to the Custodian timely prior written notice thereof. Whereupon, the Custodian shall have the discretion to accept such new Funds under the terms of this Agreement, but shall not unreasonably require such acceptance. Acceptance of any new Fund by the Custodian shall be notified promptly by the Custodian to the Trust in writing.


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    SECTION 4.  The Trust hereby appoints the Custodian as custodian of the
Securities and cash of each Fund. The Securities held by the Custodian, unless payable to bearer or maintained in a Securities Depository or Book-Entry Account pursuant to SECTION 5, shall be registered in the name of the Custodian or in the name of its nominee, or if directed by Written Instructions, in the name of the Fund or its nominee. Securities, excepting bearer securities, delivered from time to time to the Custodian shall, in all cases, be in due form for transfer, or registered as above provided. Such Securities and cash of the Fund shall be and remain the sole property of the Fund and the Custodian shall have only custody thereof.

    The Custodian shall establish and maintain a segregated account for and on behalf of each Fund, into which may be transferred cash and all non-cash property, including each Fund's Securities that are not maintained pursuant to
SECTION 5 in a Securities Depository or Book-Entry Account.

    The Custodian shall open and maintain a separate bank account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Notwithstanding the foregoing, a separate bank account may be established in the name of each Fund to be used as a petty cash account in accordance with Rule 17f-3 of the Investment Company Act of 1940 and the Custodian shall have no duty or liability with regard to such account.


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    Upon receipt of Written Instructions, funds held by the Custodian for the
Fund may be deposited by the Custodian to its credit in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

    The Custodian confirms that it meets the qualifications set forth in
Section 17(f)(1) of the Investment Company Act of 1940, and hereby agrees to notify the Trust, promptly in writing if, at any time, the Custodian shall not meet said qualifications.

    SECTION 5. The Company hereby authorizes the Custodian to deposit assets of the Fund as follows:

    (a) deposit with the Custodian or any other bank licensed and regularly examined by the United States or any state thereof assets held in the Option Account created pursuant to SECTION 13(b);

    (b) deposit in the Custodian's account(s) with any Securities Depository registered as a Clearing Agency under Section 17A of the Securities Exchange Act of 1934 all or any part of the Securities as may from time to time be held for any Fund; and

    (c) deposit Book-Entry Securities belonging to a Fund in a Book-Entry Account maintained for the Custodian by a Federal Reserve Bank.

    So long as any deposit referred to in (b) or (c) above is maintained for each Fund, the Custodian shall:


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         (i)   deposit such Securities in an account that includes only assets held by the Custodian where the Custodian acts on behalf of its accounts in a fiduciary or agency capacity;

         (ii) send the Fund a confirmation (i.e., an advice or notice of a transaction) of any transfers of the Fund to or from the account;

         (iii) with respect to Securities of the Fund transferred to the account, identify those securities belonging to each Fund on the books of the Securities Depository, the Book-Entry System, or the Custodian's agent;

         (iv) send to the Fund such reports of the systems of internal accounting control of the Custodian and its agents through which such Securities are deposited as are available and as the Fund may reasonably request from time to time.

    The Trust warrants that its Board of Trustees has approved the arrangement for the deposit of Securities in a Securities Depository and Book-Entry System.

    The Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from the negligence (including failure to act), fault or willful misconduct of the Custodian, its agents or employees in selecting a Securities Depository or Book-Entry Account. The Custodian shall not waive any rights it may have against a Securities Depository or Federal Reserve Bank. The Fund may elect to be subrogated to the rights of the Custodian against the Securities Depository or Federal Reserve Bank or any other person with respect to any claim that the Custodian may have as a


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consequence of any such loss or damage, if and to the extent that the Trust or the Fund has not been made whole for any such loss or damage.

    SECTION 6. The Trust, on behalf of the Fund, will initially transfer and deposit or cause to be transferred and deposited with the Custodian all of the Securities and cash owned by any Fund at the time this Agreement becomes effective. Such transfer and deposit shall be evidenced by appropriate schedules duly executed by the Trust on behalf of the Fund. The Trust may deposit with the Custodian additional Securities of the Fund and dividends or interest collected on such Securities as the same are acquired from time to time.

    The Trust will cause to be deposited with the Custodian from time to time
(i) the net proceeds of Securities sold, (ii) the applicable net asset value of Shares sold, whether representing initial issue or any other securities and
(iii) cash as may be acquired. Deposits with respect to sales of Shares shall be accompanied by Written or Oral Instructions stating (i) the number of Shares to be issued or reissued, (ii) the applicable net asset value per Share, (iii) the amount to be deposited with the Custodian and (iv) registration instructions.

    SECTION 7. The Custodian is hereby authorized and directed to disburse cash from time to time as follows:

    (a) for the purchase of Securities by the Fund, upon receipt by the Custodian of (i) Written or Oral Instructions specifying the Securities and stating the purchase price and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid and (ii)


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         either the Securities so purchased, in due form for transfer or already registered as provided in SECTION 4, or notification by a Securities Depository or a Federal Reserve Bank that the Securities have been credited to the Custodian's account with the Securities Depository or Federal Reserve Bank;

    (b) for transferring funds, including mark-to-the-market payments, in connection with a repurchase agreement covering Securities that have been received by the Custodian as provided in sub-paragraph (a) above, upon receipt by the Custodian of (i) Written or Oral Instructions specifying the Securities, the purchase price and the party to whom the purchase price is to be paid and (ii) written agreement to repurchase the Securities from a Fund;

    (c) for transferring funds to a duly-designated redemption or paying agent to redeem or repurchase Shares, upon receipt of (i) proper redemption instructions for Shares and (ii) Written or Oral Instructions stating the applicable redemption price;

    (d) for exercising warrants and rights received upon the Securities, upon timely receipt of Written or Oral Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid;

    (e) for repaying, in whole or in part, any loan of a Fund, or returning cash collateral for Securities loaned by a Fund, upon receipt of Written or Oral


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         Instructions directing payment and stating the Securities, if any, to be received against payment;

    (f) for paying over to a duly designated dividend disbursing agent such amounts as may be stated in Written or Oral Instructions, representing proceeds of the sale of warrants, rights, stock dividends, profits and increases in values of the Securities, as the Fund deems appropriate to include in dividends and/or distributions declared on the Fund's Shares;

    (g) for paying or reimbursing the Fund for other corporate expenditures, upon receipt of Written or Oral Instructions stating that such expenditures are or were authorized, on behalf of the Fund, by resolution of the Board of Trustees of the Trust and are or were for proper corporate purposes and specifying the amount of payment, the purposes for which such payment is to be made, and the person or persons to whom payment is to be made;

    (h) for transferring funds to any Sub-Custodian, upon receipt of Written or Oral Instructions and upon agreement by the Custodian.

    SECTION 8. The Custodian is hereby authorized and directed to deliver Securities of the Fund from time to time as follows:

    (a)  for completing sales of Securities sold by the Fund, upon receipt of
         (i) Written or Oral Instructions specifying the Securities sold, the amount to be received and the broker, investment banker or other party to or upon whose order the Securities are to be delivered and (ii) the net proceeds of


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         sale; provided, however, that the Custodian may accept payment in connection with the sale of Book-Entry Securities and Securities on deposit with a Securities Depository by means of a credit in the appropriate amount to the account described in SECTION 5(b) or (c) above;

    (b) for exchanging Securities for other Securities (and cash, if applicable), upon timely receipt of (i) Written or Oral Instructions stating the Securities to be exchanged, cash to be received and the manner in which the exchange is to be made and (ii) the other Securities (and cash, if applicable) as specified in the Written or Oral Instructions;

    (c) for exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, readjustment or otherwise, upon timely receipt of (i) Written or Oral Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made and (ii) the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Written or Oral Instructions;

    (d) for presenting for payment Securities that have matured or have been called for redemption;

    (e) for delivering Securities upon redemption of Shares in kind, upon receipt of (i) Share Certificates in due form for transfer, or proper processing of


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         Shares for which no Share Certificates are outstanding and (ii)
         appropriate Written or Oral Instructions;

    (f) for depositing with the lender Securities to be held as collateral for a loan to the Fund or depositing with a borrower Securities to be loaned by the Fund, upon receipt of (i) Written or Oral Instructions directing delivery to the lender or borrower and (ii) suitable collateral, if Securities are loaned;

    (g) for complying with a repurchase agreement, upon receipt of Written or Oral Instructions stating (i) the securities to be delivered and the payment to be received and (ii) payment;

    (h) for depositing with a depository agent in connection with a tender or other similar offer to purchase portfolio Securities of the Fund, upon receipt of Written or Oral Instructions;

    (i) for depositing Securities with the issuer thereof, or its agents, for the purpose of transferring such Securities into the name of the Fund, the Custodian or any nominee of either in accordance with SECTION 4;

    (j) for other proper corporate purposes provided that the Custodian shall receive Written or Oral Instructions requesting such delivery.

    SECTION 9. The Custodian will collect from time to time the dividends and interest on the Securities held by it, to be disbursed from time to time as follows:

    (a) to advance or pay out accrued interest on bonds purchased, dividends on stocks sold and similar items. In the event that any Securities are registered in the name of a Fund or its nominee, the Trust, on behalf of


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         the Fund, will endorse, or cause to be endorsed, to the Custodian dividend and interest checks, or will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian; and

    (b) to disburse the money to or upon the order of the Fund, as it may from time to time direct for the following purposes:

         (i)   to pay proper compensation and expenses of the Custodian;

         (ii) to transfer funds to a duly designated dividend disbursing agent to pay dividends and/or distributions that may be declared by the Board of Trustees of the Trust, upon receipt of appropriate Written or Oral Instructions;

         (iii) to pay, or provide the Fund with money to pay taxes upon receipt of appropriate Written or Oral Instructions;

         (iv) to transfer funds to a separate checking account maintained by the Trust, on behalf of the Fund, pursuant to Section 17(f) of the Investment Company Act of 1940, as amended, from time to time; and

         (v) to pay interest, management or supervisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel and operating expenses, including but not limited to fees for legal, accounting and auditing services. Before making any such payment or disbursement, however, the Custodian shall


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               receive, and may conclusively rely upon, Written or Oral
               Instructions requesting such payment or disbursement and stating that it is for one or more of the purposes enumerated above. Notwithstanding the foregoing, the Custodian may disburse cash for other corporate purposes; provided, however, that such disbursement may be made only upon receipt of Written or Oral Instructions stating that such disbursement was authorized by resolution of the Board of Trustees of the Trust as a proper corporate purpose.

                   The determination of the Board of Trustees of the Trust as to what shall constitute income derived from the Securities, as distinguished from principal or capital, shall be final and conclusive upon the Trust, the Fund, the Custodian and the Shareholders.

    SECTION 10. The Fund will cause any bank (including the Custodian) from which it borrows money pursuant to a loan authorized by specific resolution of the Trust's Board on behalf of the Fund, using securities as collateral, to deliver to the Custodian a notice of undertaking in the form currently employed by the lender setting forth the amount that the lender will loan to the Fund against delivery of a stated amount of collateral. The Trust, on behalf of each Fund, shall promptly deliver to the Custodian Written or Oral Instructions for each loan, stating (i) the name of the lender, (ii) the amount and terms of the loan, which terms may be specified by incorporating by reference an attached promissory note or loan agreement duly endorsed by the Trust


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on behalf of the Fund, (iii) the time and date, if known, on which the loan will be consummated (the "borrowing date"), (iv) the date on which the loan becomes due and payable, (v) the total amount payable to the Fund on the borrowing date,
(vi) the market value of Securities to be delivered as collateral for such loan and (vii) the name of the issuer, the title and the number of shares or principal amount of the Securities to be delivered as collateral. The Custodian shall deliver on the borrowing date such specified collateral and the executed promissory note, if any, and receive from the lender the total amount of the loan proceeds; provided, however, that no delivery of Securities shall occur if the amount of the loan proceeds does not conform to the amount set forth in the Written or Oral Instructions, or if such Instructions do not contain the requirements of (vii) above. The Custodian may, at the option of the lender, keep such collateral in its possession; provided such collateral is subject to all rights given the lender by any promissory note or loan agreement executed by the Trust on behalf of the Fund.

    The Custodian shall deliver, from time to time, any Securities required as additional collateral for any transaction described in this Section, upon receipt of Written or Oral Instructions. All Securities released from collateral status shall be returned directly to the Custodian.

    SECTION 11. If, in its sole discretion, the Custodian advances funds to a Fund to pay for the purchase of Securities, to cover an overdraft of the Fund's account with the Custodian, or to pay any other indebtedness to the Custodian, the Fund's indebtedness shall be deemed to be a loan by the Custodian to the Fund, payable on


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demand and bearing interest at the rate then charged by the Custodian for such loans; provided, however, that the Bank shall give the Fund notice of any such advance that exceeds five percent of the value of the Securities and cash held by the Custodian at the time of the advance. The Trust, on behalf of the Fund, hereby agrees that the Custodian shall have a continuing lien and security interest, to the extent of any such overdraft or indebtedness, in any property then held by the Custodian or its agents for the benefit of the Fund, or in which the Fund may have an interest. The Custodian is authorized, in its sole discretion at any time, to charge any such overdraft or indebtedness, together with interest due thereon, against any balance then credited to such Fund on the Custodian's books.

    SECTION 12. Written or Oral Instructions, on behalf of the Fund, shall be delivered to the Custodian, within 24 hours after each loan of portfolio Securities by the Fund, stating (i) the name of the issuer and the title of the Securities, (ii) [the number of Shares or] the principal amount loaned, (iii) the date of the loan and delivery of Securities, (iv) the total amount and form of collateral to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified and (v) the name of the broker or other person to whom the loan was made. The Custodian shall deliver the Securities loaned to the person designated in (v) above and receive the total collateral for the loan. The Custodian may accept payment only in the form of a certified or bank cashier's check payable to the order of the Fund or the Custodian or as otherwise directed by the Fund,


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and may deliver Securities in accordance with the custom prevailing among dealers in securities.

    Upon termination of a loan of Securities by a Fund, the Trust, on behalf of the Fund, shall promptly deliver Written or Oral Instructions to the Custodian, stating (i) the name of the issuer and the title of Securities to be returned,
(ii) the number of shares or the principal amount to be returned, (iii) the date of termination, (iv) the total amount of cash or other collateral to be delivered by the Custodian (including the cash collateral, minus any offsetting credits described in the Written or Oral Instructions) and (v) the name of the broker or other person from whom the Securities will be received. The Custodian shall receive all Securities returned and pay or deliver to the borrower the total amount payable upon return of borrowed Securities, as set forth in the Written or Oral Instructions.

    SECTION 13. The Custodian's responsibilities regarding put and call option contracts will be governed by the following sub-paragraphs:

    (a) Unless a sub-paragraph below more particularly describes a situation, Written or Oral Instructions regarding put and covered call option contracts purchased or sold by any Series shall state (i) the price at which the underlying security may be bought or sold, (ii) the issuer, the title and number of the shares or principal amount of such security, (iii) the premium to be paid, (iv) the expiration date, (v) if the transaction is a Closing Sale Transaction, whether the sale requires delivery of a certificate of ownership to the broker through whom the sale is made and


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         (vi) if the transaction is a purchase of an option contract, the requirement that payment of the premium be made only upon receipt of a certificate of ownership executed by the broker through whom the purchase is made.

    (b) Whenever the Fund sells a put or call option contract, Written or Oral Instructions to the Custodian must state (i) the identity of the Fund,
         (ii) the name of the issuer, (iii) title and number of shares or principal amount of the Security subject to the option, (iv) exercise price, (v) expiration date, (vi) premium to be received by the Fund,
         (vii) name of the person or broker from whom the premium is to be received and (viii) if the option is a call, whether it is covered.

               If the option sold is a put, the Written or Oral Instructions shall also state (i) the amount and kind of collateral required by the broker or (ii) the amount and kind of assets of the Fund, if any, that shall be segregated from the general assets of the option Fund and held by the Custodian in a segregated option account (the "Option Account"). If collateral is required, the Custodian shall deliver the collateral directly to the broker through whom such option was written and receive in return a receipt and a confirmation of the option transaction, in accordance with the customs prevailing among brokers in such securities. If an Option Account is established, the Custodian shall maintain it as specified in Written or Oral Instructions.


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    (c)  If the Custodian (i) acts as escrow agent with respect to a covered call, (ii) maintains securities underlying a covered call with a Securities Depository or (iii) holds assets in the Option Account in connection with a put, the Custodian shall deliver, or cause to be delivered, all receipts required by the customs prevailing among dealers in such securities.

    (d) If an option contract purchased or sold by any Fund expires, the Trust, on behalf of the Fund, will deliver to the Custodian Written or Oral Instructions containing the information specified in sub-paragraph (b) above and instructing the Custodian to (i) delete such option contract from the list of holdings that the Custodian maintains for that Fund and (ii) either remove from the Option Account specified assets held with respect to such option or remove the restriction on any securities underlying a covered call, as the case may be. Upon the return and/or cancellation or expiration of any receipts issued pursuant to sub-paragraph (c) above, the Custodian shall remove such restriction, delete the option from the list of holdings maintained by the Custodian and transfer the assets to the general account maintained by the Custodian for the benefit of the Fund. Collateral delivered by a broker with whom it was previously deposited pursuant to sub-paragraph (b) above shall, if identical with the collateral specified in the receipt previously issued by such broker, be accepted by the Custodian and held in the general account maintained by the Custodian for the benefit of the Fund. The Custodian shall accept

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         delivery of collateral not specified in such a receipt only upon receipt of Written or Oral Instructions.

    (e) If a covered call option sold by a Fund is exercised, the Trust, on behalf of the Fund, shall promptly furnish the Custodian with Written or Oral Instructions stating (i) the name of the issuer and title and number of shares or principal amount of the Security subject to the option, (ii) the person to whom the underlying Securities are to be delivered, (iii) the amount to be received and held by the Custodian upon delivery and (iv) the assets, if any, to be removed from the Option Account or the collateral, if any, to be returned by a broker with whom it was deposited under sub-paragraph (b) above.

    (f) If a put option sold by a Fund is exercised, the Trust, on behalf of the Fund, shall promptly furnish the Custodian with Written or Oral Instructions stating (i) the name of the issuer and title and number of shares or principal amount of the Security subject to the option,
         (ii) the name of the person whom the Custodian will pay for Securities subject to the put, in return for receipt of such Securities, (iii) the amount of such payment and (iv) the assets, if any, to be removed from the Option Account or the collateral, if any, to be returned by a broker with whom it was deposited under sub-paragraph (b) above. The Custodian shall hold all assets of the Fund free of restrictions imposed by reason of adoption and all collateral returned by a broker in accordance with this Agreement.

    (g) In the event the Fund purchases, in a "Closing Purchase Transaction," an option identical to a previously sold option in order to liquidate its position as a seller of a call option, the Fund, on behalf of the Fund, will deliver to the Custodian Written or Oral Instructions stating (i) the name of the issuer and title and number of shares or principal amount of the Security subject to the option, (ii) the exercise price, (iii) the premium to be paid by the Fund, (iv) the expiration date and (v) the name of the person to whom the premium is to be paid. Upon the Custodian's payment of the premium and the return and/or cancellation of any receipts issued pursuant to sub-paragraph (c) above, the Custodian shall (i) either remove from the Option Account the assets held therein or remove the previously imposed restrictions on the Securities underlying the option that is liquidated by reason of the Closing Purchase Transaction, (ii) delete such option from the list of holdings maintained by that Fund and
         (iii) transfer such Securities or assets to the general account maintained by the Custodian for the benefit of the Fund. Collateral delivered by a broker with whom it was previously deposited pursuant to sub-paragraph (b) above shall, if identical with the collateral specified in the receipt previously issued by such broker, be accepted by the Custodian and transferred to the general account maintained by the Custodian for the benefit of the Fund. The Custodian shall accept delivery of collateral not specified in such a receipt only upon receipt of Written or Oral Instructions.

    (h) If a Fund exercises an option contract held by the Custodian, the Trust, on behalf of the Fund, shall deliver to the Custodian, at least 24 hours before the last business day on which such option contract may be exercised, Written or Oral Instructions containing the information required under sub-paragraph (a) above and instructing the Custodian (i) in the case of a put, to deliver the securities subject to the put to the broker specified in the Written or Oral Instructions, in return for receipt of the exercise price or (ii) in the case of a covered call, to pay the exercise price to the broker specified in the Written or Oral Instructions, in return for receipt of the Securities subject to the call.

    (i) The Custodian shall have no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with an option contract. The Custodian shall have no duty or obligation to present such option contract to the broker unless it receives Written or Oral Instructions from the Fund. The Custodian shall have no responsibility for (i) the legality of any put or covered call option contract purchased or sold on behalf of the Fund, (ii) the propriety of any such purchase or sale and (iii) the adequacy of any collateral delivered to a broker in connection with an option or held in the Option Account. By means of illustration and not limitation, the Custodian shall be under no duty or obligation to
         (i) check periodically or notify the Trust or the Fund that the amount of such collateral held by a broker or assets held in the

         Option Account is sufficient to protect the broker or the Fund against any loss, (ii) effect the return of any collateral delivered to the broker or (iii) advise the Fund that any option it holds has or will expire. All duties or obligations not the responsibility of the Custodian shall be the sole responsibility of the Fund.

    SECTION 14. The Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Securities held by it from time to time hereunder. The Trust or such person or persons designated by the Trust to act on the Fund's behalf shall have the right to vote, consent or otherwise act with respect to such Securities. The Custodian will exercise its best efforts (as defined in SECTION 16) to furnish to the Fund in a timely manner all proxies or other appropriate authorizations with respect to the Funds' Securities registered in the name of the Custodian or its nominee, so that the Fund or its designee may vote, consent or otherwise act.

    SECTION 15. The Trust agrees, on behalf of the Funds, to pay to the Custodian compensation for its services as set forth in Schedule B hereto attached, or as shall be set forth in written amendments to such Schedule approved by the Fund and the Custodian from time to time.

    SECTION 16. The Custodian will exercise its best efforts to forward to the Fund in a timely manner all notices of stockholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind (excluding stock certificates and dividend and interest payments) sent to the

Custodian as registered owner of Securities ("notices and materials"). The Fund and the Funds' investment adviser have primary responsibility for taking action on such notices and materials. Best efforts as used in this Agreement shall mean the efforts reasonably believed in good faith by the Custodian to be adequate in the circumstances.

    Upon receipt of warrants or rights issued in connection with the assets of the Fund, the Custodian shall enter into its ledgers appropriate notations indicating such receipt and shall notify the Trust and the Fund of such receipt. However, the Custodian shall have no obligation to take any other action with respect to such warrants or rights, except as directed in Written or Oral Instructions.

    SECTION 17. The Custodian assumes no duty, obligation or responsibility whatsoever with respect to Securities not deposited with the Custodian. Common stocks or other Securities exchanged for Shares shall not be considered deposited with the Custodian until physically received and registered in accordance with the provisions of this Agreement.

    SECTION 18. The Custodian acknowledges and agrees that all books and records maintained for the Trust or Fund in any capacity under this Agreement are the property of the Trust and may be inspected by the Trust or any authorized regulatory agency at any reasonable time. Upon receipt all such books and records will be surrendered promptly to the Trust. The Custodian agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 of the Investment

Company Act of 1940 any records related to services provided under this Agreement and required to be maintained by Rule 31a-1 of such Act.

    SECTION 19. The Custodian assumes only the usual duties and obligations normally performed by custodians of mutual funds. It specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Fund, whether or not on deposit hereunder. The responsibility for the proper and timely management, investment and reinvestment of such Securities shall be that of the Funds and their investment advisor.

    The Custodian shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom. Upon Written or Oral Instruction, the Custodian may pay any such tax, assessment or charge and reimburse itself out of the monies of the Fund or the Securities held hereunder.

    The Custodian may rely upon the advice of counsel, who may be counsel for the Fund or for the Custodian, and upon statements of accountants, brokers or other persons believed by it in good faith to be expert in the matters upon which they are consulted. The Custodian shall not be liable for any action taken in good faith reliance upon such advice or statements. The Custodian shall not be liable for action taken in good faith in accordance with any Written or Oral Instructions, request or advice of the Fund or its officers, or information furnished by the Fund or its officers. The Custodian shall not be liable for any non-negligent action taken in good faith and reasonably believed by it to be within the powers conferred upon it by this Agreement.

    No liability of any kind, other than to the Trust or the Fund, shall attach to the Custodian by reason of its custody of the Securities, principal cash and interest thereon under this Agreement or otherwise as a result of its custodianship. In the event that any claim shall be made against the Custodian, it shall have the right to pay the claim and reimburse itself from the assets of the Funds in its hands; provided, however, that no such reimbursement shall occur unless the Trust is notified of the claim and is afforded an opportunity to defend the claim, if it so elects. The Trust, on behalf of the Fund, further agrees to indemnify and hold the Custodian harmless for any loss, claim, damage or expense arising out of the Custodian relationship under this Agreement; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct.

    SECTION 20. Upon receipt of Written or Oral Instructions, the Custodian shall appoint one or more banking institutions licensed and regularly examined by the United States or any state thereof as Sub-Custodian of Securities and monies owned by the Funds from time to time; provided, however, that the Custodian shall have requested appointment of a Sub-Custodian.

    The Custodian shall have no liability to the Trust or the Fund or any other person by reason of any act or omission of any Trust-approved Sub-Custodian, and the Trust shall indemnify the Custodian and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly or indirectly out of or in connection with the performance of any Trust-approved Sub-Custodian; provided, however, that the Custodian shall, and hereby does, assign to the Trust any and all claims for any losses, costs, expenses, or damages that may be incurred by the Trust or Fund by reason of the negligence, gross negligence or misconduct of any Trust-approved Sub-Custodian, or by reason of the failure of a Trust-approved Sub-Custodian to perform in accordance with any applicable agreement, including instructions of the Custodian or the Trust. The Custodian shall be under no obligation to prosecute or to defend any action, suit or claim arising out of, or in connection with, the performance of any Sub-Custodian, if, in the opinion of the Custodian's counsel, such action will involve the Custodian in expense or liability. The Trust shall, upon request, furnish the Custodian with satisfactory indemnity against such expense or liability, and upon request of the Custodian, the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity.

    All fees and expenses of any Sub-Custodian shall be paid out of the assets of the Fund.

    SECTION 21. This Agreement may be amended from time to time with respect to any or all of the Trust's Funds without notice to or approval of the Shareholders by a written supplemental agreement executed by the Trust and the Custodian provided this Agreement may not be amended in any manner which would substantially increase the Trust's or a Fund's obligations hereunder unless the amendment is first approved by the Trust's Board of Trustees, including a majority of the Trustees who are not a party to this Agreement or interested persons of any such party, at a meeting called for such purpose, and thereafter is approved by such Fund's shareholders. The parties hereto may adopt procedures as may be appropriate or practical under the circumstances and the Bank may conclusively rely on the determination of the Trust, on behalf of the Fund, that any procedure approved by the Trust, on behalf of the Fund, does not conflict with or violate any requirement of the Trust's Agreement and Declaration of Trust, By-Laws or Prospectus, or any rule, regulation or requirement of any regulatory body.

    SECTION 22. This Agreement may be terminated by either party upon notice to the other. The termination shall become effective at the time specified in the notice but no earlier than sixty (60) days after the date of the notice. Upon notice of termination, the Fund shall use its best efforts to obtain a successor custodian. If a successor custodian is not appointed within ninety
(90) days after the date of the notice of termination, the Board of Trustees of the Trust shall, by resolution, designate the Trust as its own Custodian. Each successor custodian shall be a person qualified to serve under the Investment Company Act of 1940, as amended from time to time. Upon receipt of written notice from the Trust of the appointment of a successor custodian and upon receipt of Written or Oral Instructions, the Custodian shall deliver all Securities and cash it then holds directly to the successor custodian and shall, upon request of the Trust and the successor custodian and upon payment of its charges and disbursements, execute and deliver to the successor custodian an instrument approved by its counsel transferring to the successor custodian all the rights, duties and obligations of the Custodian. Upon delivery of the Securities and other assets of the Funds, the Custodian shall have no further duty or liability hereunder. Every successor custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of the predecessor custodian.

    SECTION 23. Nothing contained in this Agreement is intended to or shall require the Custodian in any capacity hereunder to perform any functions or duties on any holiday, weekend or weekday on which the Custodian or the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open, unless otherwise required by law; provided, however, that all purchase or redemption requests received by the Fund for a date on which the Exchange is open but the Custodian is not shall be priced and executed "as of" such date on the next business day the Custodian is open, unless otherwise required by law.

    SECTION 24. Unless otherwise agreed by the parties, this Agreement shall become effective on the last date executed by a party hereto as set forth below.

    SECTION 25. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same Agreement.

    SECTION 26. This Agreement shall extend to and bind the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust, authorized or approved by a resolution of the Trust's Board of Trustees. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party so long as the assignee is an affiliate, parent or subsidiary of the assigning party and the assignee of the Custodian is qualified to serve as custodian under the Investment Company Act of 1940, as amended from time to time.

    SECTION 27. This Agreement shall be governed by the laws of the State of Virginia.

    SECTION 28. Notwithstanding the provisions of Section 27, a copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and are not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

    WITNESS the following signatures


                                       The Arbor Fund


                                       BY: /s/ Kathryn L. Stanton
                                          -------------------------------

                                       TITLE:  Vice President
                                             ----------------------------

                                       DATE:
                                            -----------------------------


                                       CRESTAR BANK


                                       BY: /s/ E. William Wohlfred
                                          -------------------------------

                                       TITLE:   Executive Vice President
                                             ----------------------------

                                       DATE:
                                            -----------------------------

                                      SCHEDULE A

U.S. Government Securities Money Fund

                                      SCHEDULE B



-ACCOUNT ADMINISTRATIVE FEE- $.35/1000. Based on the fair market value of custody assets. Market value charges will be based on the average size of the account during the year using quarterly valuations.


-HOLDING FEE PER ISSUE- $18.00/Book entry item and $30.00/Physical item per annum, and $40.00/Mortgage backed item. Charges are based on the average number of assets held during the year using quarterly valuations.


-TRANSACTION FEE- $18.00/Book entry transaction and $30.00/Physical transaction for any asset movement defined as a purchase or sale. No transaction charge will be made for the initial receipt of securities related to the opening of an account.


The custodian's fee for any fiscal year of the Fund will not exceed, with respect to the Fund, .04% of the Fund's average daily net assets.


An interest credit adjustment will be calculated monthly on average monthly cash balances (including overdrafts). The interest credit adjustment will be applied at the average monthly fed funds rate less reserves of 10%.